UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2018

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On August 1, 2018, Bankers Life and Casualty Company (the “Ceding Company”), an Illinois insurance company and an indirect wholly owned subsidiary of CNO Financial Group, Inc. (“CNO”), entered into a Master Transaction Agreement (the “Transaction Agreement”) with Wilton Reassurance Company, a Minnesota insurance company (the “Reinsurer”). Pursuant to the Transaction Agreement, the Ceding Company and the Reinsurer have agreed to enter into a reinsurance agreement (the “Reinsurance Agreement”), pursuant to which the Reinsurer will reinsure (the “Transaction”), on a 100% indemnity coinsurance basis effective as of April, 1, 2018, a block of the Ceding Company’s legacy (prior to 2003) nursing home and comprehensive long term care business (the “Business”, with statutory reserves of approximately $2.7 billion), subject to exclusions for certain pre-closing and other extra-contractual obligations.  The Ceding Company will pay a ceding commission of $825 million to the Reinsurer to reinsure the Business.

Entry into the Reinsurance Agreement, which is expected to close no later than the end of 2018, is subject to receipt by the Ceding Company of insurance regulatory approvals in Illinois and Texas and satisfaction of customary and other closing conditions. On the closing date of the proposed Transaction, the Ceding Company will transfer to the Reinsurer assets equal to the adjusted statutory reserves supporting the Business and related interest maintenance reserves, plus the ceding commission, subject to a customary post-closing adjustment.

In addition, pursuant to the Transaction Agreement:

(i)the Ceding Company and the Reinsurer will enter into a trust agreement, pursuant to which the Reinsurer will establish and maintain a trust account with a mutually agreeable financial institution for the benefit of the Ceding Company to secure the Reinsurer’s obligations to the Ceding Company under the Reinsurance Agreement;

(ii)the Ceding Company will enter into an administrative services agreement with the Reinsurer, pursuant to which the Reinsurer will provide to the Ceding Company administrative services with respect to the Business reinsured under the Reinsurance Agreement; and

(iii)CNO Services, LLC (“CNO Services”), an affiliate of the Ceding Company, and the Reinsurer will enter into a transition services agreement, pursuant to which CNO Services will perform certain transition services with respect to the Business for the Reinsurer for a period of 36 months following the closing.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Transaction Agreement are the product of negotiation among the parties to the Transaction Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Transaction Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Transaction Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Transaction Agreement. Consequently, persons other than the parties to the Transaction Agreement may not rely upon the representations and warranties in the Agreement as characterizations of actual facts or circumstances as of the date of the Transaction Agreement or as of any other date. Each of the Ceding Company and the Reinsurer has agreed to indemnity the other party with respect to certain losses arising out of or resulting from breaches of its representations, warranties and covenants, as well as for certain other matters.

Closing Conditions

The obligation of the parties to consummate the Transaction is subject to certain closing conditions specified in the Transaction Agreement, including, among others, (1) receipt of all required approvals from governmental entities without the imposition of any burdensome condition; (2) absence of a “Material Adverse Effect” or “Reinsurer Material Adverse Effect” (each as defined in the Transaction Agreement); (3) absence of any law, material injunction, judgment or ruling that would prohibit consummation of the Transaction; and (4) subject in most cases to exceptions that do not rise to the level of a “Material Adverse Effect” or “Reinsurer Material Adverse Effect” (each as defined in the Transaction Agreement), as applicable, the accuracy of representations and warranties made by the Ceding Company and the Reinsurer, respectively. In addition, the Ceding Company’s obligations to consummate the Transaction is conditioned on neither Standard & Poor’s nor Moody’s having downgraded, or indicated that upon closing it will downgrade, the insurer financial strength rating assigned to the Ceding Company below its rating as of the signing date of the Transaction Agreement.

The Transaction Agreement provides for a $10 million reverse termination fee that would be payable by the Ceding Company to the Reinsurer if the Transaction Agreement is terminated by the Ceding Company as a result of a downgrade or indication of a downgrade upon closing by Standard & Poor’s or Moody’s that is primarily not the result of the identity of or facts related to the Reinsurer.

Termination

Each party may terminate the Transaction Agreement under certain circumstances, including, among other things, (1) if the Transaction has not been consummated on or before February 28, 2019, or (2) if Standard & Poor’s or Moody’s has downgraded, or indicated that upon closing it will downgrade, the insurer financial strength rating assigned to the Ceding Company below its rating as of the signing date of the Transaction Agreement.

Description of Transaction Agreement Not Complete

The foregoing description of the Transaction Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

2.1	Master Transaction Agreement, dated as of August 1, 2018, by and between Bankers Life and Casualty Company and Wilton Reassurance Company *
99.1	Press release of CNO Financial Group, Inc. dated August 1, 2018.

*     CNO agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: August 2, 2018
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer